Exhibit 10.9

EXECUTION COPY

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of this 27th day of May, 2004, by and among Medidata Solutions, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and the investors listed under the heading “Investors” on the signature pages hereto, including the investors of the Series D Preferred Stock (as defined below) (the “Series D Investors”) and any other investor who from time to time becomes a party to this Agreement by execution of a Joinder Agreement in substantially the form attached as Exhibit I hereto (each, an “Investor” and collectively, the “Investors”).

R E C I T A L S :

WHEREAS, the Company entered into that certain Registration Rights Agreement dated as of January 25, 2002 by and among the Company and the investors signatory thereto, as amended by Amendment No. 1 to the Registration Rights Agreement dated as of February 25, 2003 (the “Prior Registration Rights Agreement”); and

WHEREAS, the Company and the Series D Investors are concurrently entering into a certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Series D Investors have agreed to purchase shares of Series D Convertible Redeemable Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), from the Company in accordance with the terms and conditions contained therein; and

WHEREAS, the execution of this Agreement is a condition precedent to the purchase by the Series D Investors of the Series D Preferred Stock under the Purchase Agreement; and

WHEREAS, the parties to the Prior Registration Rights Agreement desire to amend and restate the Prior Registration Rights Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Registration Rights Agreement; and

WHEREAS, the amendment and restatement to the Prior Registration Rights Agreement has been effected in accordance with Section 9(a) of the Prior Registration Rights Agreement by the written consent of the Company and the holders of at least a majority of the outstanding Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

An “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the recitals hereto.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” shall mean the Company’s Common Stock, $0.01 par value per share, as authorized on the date of this Agreement and any other common equity securities now or hereafter issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Controlling Person” shall have the meaning set forth in Section 5(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Group” shall mean:

(a) in the case of any Investor who is an individual, (i) such Investor, and (ii) the spouse, parents, siblings or descendants of such Investor;

(b) in the case of any Investor that is a partnership, (i) such Investor, (ii) its limited, special and general partners, (iii) any Person to which such Investor shall transfer all or substantially all of its assets, and (iv) all Affiliates and employees of and consultants to, such Investor or any of its Affiliates; and

(c) in the case of any Investor which is a corporation or a limited liability company, (i) such Investor, (ii) its Investors or members as the case may be, (iii) any Person to which such Investor shall transfer all or substantially all of its assets, and (iv) all Affiliates of such Investor;

“Holders” shall have the meaning set forth in Section 2(a) hereto.

“Investor” shall have the meaning set forth in the recitals hereto.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company, a government and any agency or political subdivision thereof.

“Prior Registration Rights Agreement” shall have the meaning set forth in the recitals hereto.

“Purchase Agreement” shall have the meaning set forth in the recitals hereto.

“Registrable Securities” shall mean (i) any shares of Common Stock held by an Investor, (ii) any shares of Common Stock subject to acquisition by an Investor upon conversion of any securities of the Company held by such Investor that are convertible into or exercisable or exchangeable for Common Stock, and (iii) any other securities issued and issuable with respect to any such shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, an Investor will be deemed to be a holder of Registrable Securities whenever such Investor has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities (A) registered and sold pursuant to the Securities Act, (B) sold to the public pursuant to Rule 144 promulgated under the Securities Act or (C) which could then be sold in their entirety pursuant to Rule 144(k) without limitation or restriction.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Holder” shall have the meaning set forth in Section 5(a) hereto.

“Series B Preferred Stock” shall mean the Company’s Series B Convertible Redeemable Preferred Stock, par value $.01 per share.

“Series C Preferred Stock” shall mean the Company’s Series C Convertible Redeemable Preferred Stock, par value $.01 per share.

“Series D Investors” shall have the meaning set forth in the recitals hereto.

“Series D Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Stockholders Agreement” shall mean that certain Second Amended and Restated Stockholders Agreement, dated as of the date hereof, among the Company and the stockholders signatory thereto.

2. Piggyback Registrations.

(a) If at any time or times after the date hereof (other than in connection with the Company’s initial public offering) the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public and except with respect to registration statements filed pursuant to Section 3 hereof, which shall be governed by said Section 3), the Company will promptly give written notice thereof to all holders of Registrable Securities (the “Holders”). If within twenty (20) days after their receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use its reasonable best efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, then, subject to the following sentence, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company. If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares to be excluded from such registration shall be determined in the following sequence: (i) first, securities sought to be included by any Persons not having any contractual, incidental “piggyback” rights, (ii) second, securities sought to be included by any Persons (other than the Holders) having contractual, incidental “piggyback” rights pursuant to an agreement which is not this Agreement, and (iii) third, Registrable Securities sought to be included by the Holders under this Section 2 as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders).

(b) Subject to the provisions contained in this Section 2, in any offering other than an initial public offering, the number of Registrable Securities requested to be so registered may not be limited to less than 25% of the number of securities to be registered in the total offering. In such case as the offering is limited to less than 25% of the number of Registrable Securities to be registered in the total offering, the offering will be prohibited.

3. Required Registrations.

(a) Demand Registration. At any time following the earlier of (i) five (5) years after the date hereof or (ii) 180 days after the date of the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act, on not more than two (2) occasions, the Holders of at least 30% of the Registrable Securities then held by all holders of Registrable Securities may request that the Company register (pursuant to an underwritten offering, with underwriters reasonably satisfactory to the requesting Holders) under the Securities Act all or a portion of the Registrable Securities held by such requesting Holders with an anticipated aggregate offering price, before deduction of underwriter discounts and commissions, of at least $2,000,000. Upon receipt of such request, the Company will use its reasonable best efforts to effect the registration under the Securities Act of such Registrable Securities. With regard to any such registration pursuant to this Section 3(a), if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, then, subject to the following sentence, the number of Registrable Securities to be included in such offering shall be reduced to a number which the managing underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering. If any limitation of the number of shares of Registrable Securities to be registered by such Holders is required pursuant to this Section 3(a), the number of shares to be excluded from such registration shall be determined in the following sequence: (i) first, securities sought to be included by any Persons not having any contractual, incidental “piggyback” rights, (ii) second, securities sought to be included by any Persons (other than the Holders) having contractual, incidental “piggyback” rights pursuant to an agreement which is not this Agreement, (iii) third, Registrable Securities sought to be included by the Holders (other than Series D Investors) under this Section 3 as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders), and (iv) fourth, Registrable Securities sought to be included by the Series D Investors under this Section 3 as determined on a pro rata basis (based on the respective holdings of Registrable Securities by such Series D Investors). If the requesting Holders are unable, for any reason, to register 75% of the Registrable Securities so requested to be registered pursuant to this Section 3(a), such registration shall not be counted as a registration pursuant to this Section 3(a). In any registration pursuant to this Section 3(a) other than the Company’s initial public offering of Common Stock, the Company may include securities for its own account in such registration only if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not be limited.

(b) Form S-3. After the Company’s initial public offering of Common Stock registered under the Securities Act, the Company shall use its reasonable best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), the Holders of Registrable Securities shall have the right at any time and from time to time to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Holders having an aggregate value of at least $500,000 (based on the then current market price), including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such requesting holders.

(c) Registration Requirements. Following a request pursuant to Section 3(a) or (b) above, the Company will notify all of the other Holders of Registrable Securities and such Holders shall then have twenty (20) days to notify the Company of their desire to participate in the registration. Thereupon, the Company will use its reasonable best efforts to cause such of the Registrable Securities as may be requested by such Holders to be registered under the Securities Act in accordance with the terms of this Section 3. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Holder to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein, and in their entering into an underwriting agreement in customary form with the underwriter or underwriters for such offering.

(d) Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company.

4. Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

(a) Pay all expenses of such registrations and offerings (exclusive of underwriting fees, commissions, discounts and allowances) and the reasonable fees and expenses of not more than one independent counsel for the Holders in connection with any registrations hereunder;

(b) Use its reasonable best efforts diligently to prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto (but for no more than 180 days or such lesser period in which all Registrable Securities registered pursuant thereto are sold) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for such period;

(c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

(d) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and with respect to any written information provided by the Holder to the Company, and if the underwriter requires that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company’s business, operations and financial information and the disclosures relating thereto in the prospectus;

(e) Use its reasonable best efforts to register or qualify the securities covered by said registration statement under the securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, that the Company shall not be required to register or qualify the securities in any jurisdictions in which such registration or qualification would require it to qualify to do business therein;

(f) Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances then existing;

(g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

(h) Otherwise use its reasonable best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(i) If the offering is underwritten, obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement and, at the time of delivery of any Registrable Securities sold pursuant thereto, (i) a legal opinion from the Company’s outside counsel, and (ii) a cold comfort letter from the Company’s independent public accountants, in each case in customary form and covering such matters of the type customarily covered by such opinions or cold comfort letters as the Holders of a majority of the Registrable Securities being sold may reasonably request; and

(j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder.

5. Indemnification; Contribution.

(a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each underwriter and each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including such Holder’s partners (including partners of partners and stockholders of any such partners), and directors, officers, employees, representatives and agents of any of them (a “Selling Holder”), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”)) from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives and agents) and each other Holder (including such Holder’s partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 5(a) exceed the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

(b) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations; provided, however, that in the event of a registration statement filed in response to a demand under Section 3(a) and in which the Company does not register any shares of capital stock, the proportion of contribution by the Company, the Selling Holders and the underwriters shall in all cases be governed by clause (ii) above. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5(b) in excess of the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or Controlling Person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

(d) Notwithstanding the foregoing, to the extent the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

6. Rule 144 and Rule 144A Requirements. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its reasonable best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within fifteen (15) days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

7. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to (i) any Affiliate of a Holder, (ii) any member of the Group of an Investor, (iii) any family member or trust for the benefit of any individual Holder, and (iv) subject to the terms of the Stockholders Agreement, any permitted transferee who acquires at least five percent (5%) of the Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock; provided, however, that notice of such transfer shall have been given to the Company within 10 days of such transfer. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

8. Rights Which May Be Granted to Subsequent Investors. Other than permitted transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the holders of not less than a majority of the outstanding Registrable Securities, grant any other registration rights to any third parties upon terms on a parity with, or more favorable than, the registration rights granted to the Holders hereunder.

9. Miscellaneous.

(a) Amendments Waivers and Consents.

(i) For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the written consent of the Company and the holders of not less than a majority of the outstanding Registrable Securities; provided that any party may waive any provision hereof intended for its benefit by written consent.

(ii) Notwithstanding anything contained herein to the contrary, the holders of a majority of the outstanding shares of Series D Preferred Stock shall have the right to execute any waiver, modification or amendment of any provision contained herein, or waive any right or benefit hereunder which inures to the benefit of any single holder of Series D Preferred Stock.

(b) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the principles thereof relating to conflict of laws.

(c) Section Headings and Gender. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

(d) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

(e) Notices and Demands. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(i) if to the Company, at its address as shown on the signature pages hereto, or at any other address designated by the Company to the Investors in writing, with a copy to:

Fulbright & Jaworski LLP

666 Fifth Avenue

New York, New York 10103

Attention: Paul Jacobs, Esq.; and

(ii) if to the Series D Investors, at the mailing addresses as shown on the signature pages hereto, or at such other address designated by a Series D Investor to the Company in writing with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Attention: Ilan Nissan, Esq.; and

(iii) if to an Investor holding Series B Preferred Stock or Series C Preferred Stock, at the mailing addresses as shown on the signature pages hereto, or at such other address designated by an Investor holding Series B Preferred Stock or Series C Preferred Stock to the Company in writing with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Attention: David P. Lewis, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery if a business day or, if not a business day, the next succeeding business day, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received if a business day or, if not a business day, the next succeeding business day, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

(f) Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

(g) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Letter of Intent dated April 21, 2004 between the Company and the Insight Venture Management, LLC and the Prior Registration Rights Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

MEDIDATA SOLUTIONS, INC.

By:	/s/ Tarek Sherif
Name:	Tarek Sherif
Title:	President and Chief Executive officer

Address:	79 Fifth Avenue
New York, New York 10003

INVESTORS:

MILESTONE VENTURE PARTNERS II LP

By:	/s/ Edwin A. Goodman
Name:	Edwin A. Goodman
Title:	Member

Address:	551 Madison Avenue
7th Floor
New York, NY 10022

LAMBDA IV, LLC

By:	/s/ Anthony M. Lamport
Name:	Anthony M. Lamport
Title:	Manager

Address:	Lambda Fund Management, Inc.
147 East 48th Street
New York, NY 10017

GLOBALNET PARTNERS LP

By:	/s/ Jonathan Adler
Name:	Jonathan Adler
Title:	Managing Director

Address:	521 Fifth Avenue
Suite 1703
New York, NY 10175

STONEHENGE CAPITAL FUND NEW YORK, LLC

By:	/s/ W. Stephen Keller
Name:	W. Stephen Keller
Title:	Vice President

Address:	152 West 57th Street
20th Floor
New York, NY 10019-3310

INSIGHT VENTURE PARTNERS IV, L.P.

By:	Insight Venture Associates IV, L.L.C. its General Partner

By:	/s/ Peter Sobiloff
Name:	Peter Sobiloff
Title:	Managing Director

INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.

By:	Insight Venture Associates IV, L.L.C. its Investment General Partner

By:	/s/ Peter Sobiloff
Name:	Peter Sobiloff
Title:	Managing Director

INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

By:	Insight Venture Associates IV, L.L.C., its General Partner

By:	/s/ Peter Sobiloff
Name:	Peter Sobiloff
Title:	Managing Director

INSIGHT VENTURE PARTNERS IV (FUND B), L.P.

By:	Insight Venture Associates IV, L.L.C., its General Partner

By:	/s/ Peter Sobiloff
Name:	Peter Sobiloff
Title:	Managing Director

SILICON ALLEY VENTURES, LP

By:	/s/ Stephen B. Brotman
Name:	Stephen B. Brotman
Title:	General Partner

Address:	152 West 57th Street
20th Floor
New York, NY 10019-3310

EXHIBIT I

FORM OF JOINDER AGREEMENT

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) dated as of May 27, 2004 by and among Medidata Solutions, Inc. (the “Company”) and the other parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.

[NAME OF UNDERSIGNED]